EXHIBIT 5.1

[LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE LLP]

December 19, 2003

Main (650) 324-7000

Fax (650) 324-0638

REMEC, Inc.

3790 Via de la Valle, Suite 311

Del Mar, California 92014

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to REMEC, Inc., a California corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) which the Company proposes to file with the Securities and Exchange Commission on or about December 19, 2003, for the purpose of registering for resale under the Securities Act of 1933, as amended, 1,857,726 shares of the Company’s Common Stock, no par value (the “Shares”). The Shares are issuable in connection with the Agreement and Plan of Merger dated as of November 7, 2003 (the “Agreement”), by and among the Company, Paradigm Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Paradigm Wireless Systems, Inc., a Delaware corporation.

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

(a)	The Restated Articles of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of California as of December 18, 2003 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(b)	The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(c)	An Officer Certificate of the Company attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and

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shareholders of the Company relating to (i) the adoption and approval of the Agreement, (ii) the issuance of the Shares and (iii) certain factual matters;

(d)	The Agreement;

(e)	The Registration Statement; and

(f)	A letter from Mellon Investor Services LLC, the Company’s transfer agent, dated December 17, 2003, as to the number of shares outstanding as of December 16, 2003.

This opinion is limited to the federal laws of the United States of America and the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the Agreement was paid for each Share, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement have been validly issued and are fully paid and non-assessable.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/    HELLER EHRMAN WHITE & MCAULIFFE LLP